Exhibit 99.1

NEWS RELEASE

Contacts:

Paolo Amoruso, Vice President of Commercial and Legal Affairs.

David Wesson, Vice President and Chief Financial Officer.

(713) 353-9445

Hyperdynamics Announces Voluntary Dismissal of US District Court Case and Filing in Texas State Court

HOUSTON, January 29, 2016 — Hyperdynamics Corporation (OTCQX:HDYN) today announced that on January 28, 2016, it voluntarily dismissed its action in the United States District Court for the Southern District of Texas against Tullow Guinea Ltd. (“Tullow”), a wholly owned subsidiary of Tullow Oil, PLC, and Dana Petroleum (E&P) Limited (“Dana”), a wholly owned subsidiary of the Korean National Oil Company, and filed an Original Petition, Request for Emergency Declaratory Relief and Verified Application for Temporary and Permanent Injunction in the District Court of Harris County, asserting substantially the same claims against Tullow and Dana as were described in its press release of January 11, 2016.

About Hyperdynamics

Hyperdynamics is an emerging independent oil and gas exploration company that is exploring for oil and gas offshore the Republic of Guinea in West Africa. To find out more, visit our website at www.hyperdynamics.com.

Forward Looking Statements

This news release and the Company’s website referenced in this news release contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding Hyperdynamics Corporation’s future plans and expected performance that are based on assumptions the Company believes to be reasonable.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.  A number of risks and uncertainties could cause actual results to differ materially from these statements, including without limitation, funding and exploration efforts, fluctuations in oil and gas prices and other risk factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Report on Form 10-Q for the fiscal quarter ended September 30, 2015.  The Company undertakes no obligation to publicly update these forward looking statements to reflect events or circumstances that occur after the issuance of this news release or to reflect any change in the Company’s expectations with respect to these forward looking statements.

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